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[GRAPHICD]



                       SECURED WHOLESALE FINANCE AGREEMENT

THIS SECURED WHOLESALE FINANCE AGREEMENT (collectively with any Schedule (the "SCHEDULE") attached hereto, the "AGREEMENT") dated the date set forth below, is entered into between COMPUSA STORES LP, a Texas limited partnership (the "DEALER"), with its chief executive office and principal place of business located at 14951 North Dallas Parkway, Dallas, Texas 75240 and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), whose address is 12647 Alcosta Boulevard, San Ramon, CA 94583.

1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms have the definitions set forth below:

"ACCOMMODATION PARTY" means Compaq Computer Corporation, a Delaware corporation.

"ALLOWED CREDITS" means those adjustments to Vendor invoices requested by Dealer, as more particularly set forth, processed and determined in accordance with the procedures set forth in the Tri-Party Agreement.

"BASE RATE" means the rate of interest announced publicly by Citibank, N.A. (or any successor thereto) as its "Prime Rate" which may not be such institution's lowest rate.

"CODE" means the Uniform Commercial Code as adopted and in effect in the State of Arizona from time-to-time.

"COLLATERAL" means all of Dealer's present and future right, title and interest in and to the Financed Inventory, all identifiable cash proceeds (including proceeds of any insurance payable due to loss or damage to any of the Financed Inventory) and products thereof, rights, claims and choses-in-action of Dealer against Vendor in respect of the Financed Inventory, and books, records and computer data relating thereto; provided, that notwithstanding the forgoing, the term "Collateral" expressly excludes any proceeds constituting accounts, instruments or general intangibles (as such terms are defined by the Code).

"ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"ERISA AFFILIATE" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Dealer is a member and which is treated as a single employer under ERISA
Section 4001(b)(1), or IRC Section 414.

"FINANCED INVENTORY" means all inventory (as such term is defined by the Code) acquired or to be acquired by Dealer at any time or from time-to-time from Vendor in the ordinary course of Dealer's business with proceeds of Loans made by FINOVA to, or for the benefit of, Dealer, including, but not limited to Financed Inventory bearing Vendor's trademark, and all additions to and accession of such inventory, including software integrated or installed thereon by Vendor, Dealer or any third party and any of such Financed Inventory returned to or repossessed by Dealer, and all documents of title or other documents representing Financed Inventory.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied.

"GUARANTOR" means CompUSA, Inc., a Delaware corporation.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"LOAN DOCUMENTS" means, collectively, this Agreement, any note executed by Dealer and payable

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to FINOVA, and any other agreement entered into, or instrument or document executed, delivered or recorded in connection with the Advances, including, without limitation, Vendor invoices and purchase orders, and all alterations, amendments, extensions, modifications, refinancings, renewals, replacements, restatements or supplements of or to any of the foregoing.

"LOAN PARTY" means Dealer and Guarantor.

"OBLIGATIONS" means all present and future Advances and all interest, and reasonable charges, expenses, fees, attorney's fees, and other sums chargeable to Dealer hereunder.

"PBGC" means the Pension Benefit Guarantee Corporation.

"PERMITTED DISCRETION" means FINOVA's reasonable discretion in the exercise of reasonable credit judgment which FINOVA believes: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of FINOVA's liens thereon or the amount which FINOVA would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to FINOVA by any person on behalf of Dealer is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Dealer or any of the Collateral, or (iv) creates or reasonably could be expected to create an Event of Default. The phrase "FINOVA's reasonable discretion in the exercise of reasonable credit judgment" shall be measured according to that discretion which would be exercised by a reasonably prudent Person that is a commercial lender in the inventory/distribution finance industry and acting in such capacity under the same or substantially similar circumstances.

"PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

"PRIMARY LENDER" means Bank of America, N.A. (formerly NationsBank, N.A.), and those certain other lenders identified as such in the Primary Loan Agreement.

"PRIMARY LOAN AGREEMENT" means that certain Loan and Security Agreement dated as of June 30, 1999, by and among Dealer and those certain other lenders which are parties thereto, as the same may from time-to-time be amended, increased, supplemented, extended, modified, renewed, refunded, replaced or refinanced.

"SCHEDULE" has the meaning set forth in the Preamble.

"TRI-PARTY AGREEMENT" means that certain agreement of even date herewith by and among Dealer, Vendor and FINOVA, as the same may from time-to-time be amended in accordance with the provisions thereof, pursuant to which the parties thereto have established procedures for the purchase, sale, delivery, pricing and funding of the Financed Inventory to be purchased by the Dealer from the Vendor.

"VENDOR" means COMPAQ COMPUTER CORPORATION.

2.       CREDIT FACILITY.

         2.1 TOTAL FACILITY. Upon the terms and conditions set forth herein and provided that no Event of Default or event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default, may have occurred and be continuing, FINOVA shall, at Dealer's request and in FINOVA's Permitted Discretion, make advances from time to time (each, an "ADVANCE" and collectively, "ADVANCES") to or for Dealer's account in an aggregate principal amount not to exceed the Total Facility amount set forth in the Schedule ("TOTAL FACILITY") for the purpose of financing Dealer's acquisition of Financed Inventory from the Vendor. The Total Facility shall at no time exceed Eighty-Five Million ($85,000,000) Dollars

         2.2 PROCEDURE FOR ADVANCES., Advances shall be made in accordance with the following general procedures: (i) Dealer shall deliver to Vendor Dealer's purchase order for Financed Inventory; (ii) upon receipt of such purchase order, Vendor will promptly deliver to FINOVA a copy thereof requesting FINOVA's approval thereof; (iii) if in the exercise of FINOVA's Permitted Discretion, FINOVA grants its approval of such purchase order, FINOVA will promptly deliver to Vendor FINOVA's approval


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number with respect thereto; (iv) upon receipt of such approval number from
FINOVA, Vendor shall promptly ship the Financed Inventory and deliver Vendor's invoice therefor to FINOVA, with a copy thereof to Dealer; and (v) subject to the terms, conditions and procedures set forth in the Tri-Party Agreement, FINOVA shall pay such invoice, and the full amount of such invoice (notwithstanding any discount or other financial accommodation which may be provided to FINOVA by the Vendor or others with respect thereto) shall be deemed an Advance under the Loan made at the ultimate request of the Dealer for the benefit of Dealer. In the event that FINOVA fails to issue its approval to Vendor, as provided in clause (iii) above, upon no less than fifteen (15) days prior written notice to FINOVA, Dealer may terminate this Agreement and avoid the payment of an Early Termination Fee as set forth in the Schedule; provided, however, that FINOVA shall continue to honor all invoices previously approved by FINOVA under clause (iii) above, and Dealer shall pay all Obligations hereunder as and when otherwise due hereunder. This Agreement may be terminated by FINOVA and Dealer as more specifically set forth in the Schedule.

         2.3 EVIDENCE OF ADVANCES. Each Advance or the Total Facility may, in FINOVA's Permitted Discretion, be evidenced by notes or other instruments issued or made by Dealer to FINOVA. If not so evidenced, such Advance shall be evidenced solely by entries upon FINOVA's books and records.

         2.4 PAYMENTS; PAYMENTS WITHOUT DEDUCTION. Advances shall be due within the period specified on the Schedule. Any invoice not paid within such period shall bear interest at the Default Rate provided in Section 3.1 of the Schedule. FINOVA will provide Dealer with monthly statements and weekly confirmations of transactions. Payments are due at the notice address set forth on the signature page hereto on the 5th, 15th and 25th day of each month. With the exception of Allowed Credits, Dealer shall pay all principal, interest, and other charges payable hereunder when due, without any deduction whatsoever, including, without limitation, any deduction for setoff, counterclaim, or recoupment, or for any credit or other sum due Dealer from Vendor. Dealer's obligations under this Agreement shall not be affected or impaired in any way by reason of any present or future claim of Dealer against Vendor or its agents, including, without limitation, any claim for breach of express or implied warranty of title, or otherwise related to the condition of the Financed Inventory or Dealer's relationship with Vendor.

         2.5 APPLICATION OF PAYMENTS. All payments shall be applied first to the Advance, the proceeds of which enabled Dealer to acquire rights in or use of specific Financed Inventory, and then to other Advances outstanding in order of the payment due dates thereunder.

         2.6 APPROVED VENDOR. Dealer shall not request, and FINOVA shall have no obligation to make, any Advance to finance Dealer's acquisition of Financed Inventory unless such Financed Inventory are sold to Dealer by Vendor.

         2.7 TRI-PARTY AGREEMENT. The provisions of the Tri-Party Agreement are expressly incorporated herein and made a part hereof.

         2.8 POWER OF ATTORNEY. Dealer hereby appoints any attorney, employee, officer, agent or representative of FINOVA as Dealer's true and lawful attorney-in-fact, and upon the occurrence of an Event of Default such Person or Persons shall have the power to execute and deliver as attorney-in-fact for
Dealer: (i) any and all UCC-1 Financing Statements in favor of FINOVA, together with any and all UCC-3 Continuation Statements in favor of FINOVA; (ii) any and all instruments arising out of the sale or other disposition of any Collateral, including releases and satisfactions; (iii) any check which may be payable to Dealer for returned or unearned premiums or the proceeds of insurance with respect to the Collateral; and (iv) with respect to the Collateral, to sign and endorse the name of Dealer upon drafts drawn on persons liable, directly or indirectly, on any account, and on assignments, verifications, notices, invoices, freight or express bills, bills of lading, storage or warehouse receipts and similar items. Dealer hereby grants to said attorney full power to do any and all things necessary to be done with respect to the above as fully and effectively as Dealer might or could do, with full power of substitution, and hereby ratifying and confirming all its said attorney or its substitutes shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable until all amounts or the Obligations hereunder are paid and performed in full, and shall survive any dissolution, termination or liquidation of Dealer.


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3.       INTEREST

         3.1 RATE. With respect to the Advances, Dealer shall pay FINOVA interest as set forth in the Schedule.

         3.2 FLOATING RATE; COMPUTATION. The interest rate chargeable on any Advance shall be increased or decreased as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective immediately. Interest and all other fees and charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first business day of each month.

       3.3 [INTENTIONALLY DELETED]

       3.4 EXCESS INTEREST. The contracted for rate of interest contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth in the Schedule, calculated and applied to the principal balance of the Obligations in accordance with the provisions of this Agreement; (ii) interest after an Event of Default, calculated and applied to the amount of the Obligations in accordance with the provisions hereof; (iii) any discount afforded FINOVA with respect Vendor invoices for Financed Inventory; and (iv) all Additional Sums (as herein defined), if any. Dealer agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. The Facility Fee, attorneys fees, the Early Termination Fee, other charges or any other sums or things of value paid or payable by Dealer hereunder (collectively, the "ADDITIONAL SUMS"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Dealer as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

         It is the intent of the parties to comply with the usury laws of the State of Arizona (the "APPLICABLE USURY LAW"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "MAXIMUM INTEREST RATE"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Dealer or otherwise in connection with the loan evidenced hereby, (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Dealer nor any other person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations or refunded to Dealer, at FINOVA's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Dealer or otherwise in connection with such Advance; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Dealer further


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agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases, if applicable, shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

4.       COLLATERAL

         4.1 SECURITY FOR ADVANCES. To secure the prompt and complete payment and performance of the Advances, Dealer hereby grants to FINOVA a purchase-money lien on, and security interest in, the Collateral.

         4.2 [INTELLIONALLY DELETED]

         4.3 COLLATERAL IN POSSESSION OF OTHERS. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Dealer's agents or processors, Dealer shall notify such Person of FINOVA's security interest in such Collateral and, upon FINOVA's request, instruct them to hold all such Collateral for FINOVA's account subject to FINOVA's instructions. From time to time, Dealer shall, upon FINOVA's request, execute and deliver confirmatory written instructions pledging the Collateral to FINOVA, but Dealer's failure to do so shall not affect or limit FINOVA's security interest or other rights in and to the Collateral. Until the obligations have been fully satisfied and FINOVA's obligation to make further Advances hereunder has terminated, FINOVA's security interest in the Collateral shall continue in full force and in effect.

5.       REPRESENTATIONS.  Dealer represents and warrants that:

         5.1 DUE AUTHORIZATION. Dealer is a limited partnership duly organized and existing under the laws of the State set forth in the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualifications and good standings are necessary in order for it to conduct its business and own its property, except where the failure to be so qualified or authorized would not have a material adverse effect on its business, assets, operation or condition, financial or otherwise. Further Dealer has all requisite power and authority to conduct its business as presently conducted to own its property and except where the failure to be so qualified or authorized would not have a material adverse effect on its business assets, operation or condition, financial or otherwise, and to execute and deliver each of the Loan Documents to which it is a party and perform all of its obligations thereunder, has not taken any steps to wind up, dissolve or otherwise liquidate its assets and the execution, delivery and performance of this Agreement have been duly authorized and are not in contravention of any law, organizational documents of Dealer, or any arrangements of Dealer with any Vendor.

         5.2 OTHER NAMES. Dealer has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth in the Schedule, nor has Dealer been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any person during such time, except as set forth in the Schedule;

         5.3 BINDING OBLIGATION. Each of the Loan Documents to which Dealer is a party is the legal, valid and binding obligation of Dealer enforceable against Dealer in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws effecting creditors rights generally;

         5.4 INTANGIBLE PROPERTY. Dealer possesses adequate Trademarks, Copyrights, Licenses and Patents for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental or regulatory authorities, except matters that would not have a material adverse effect upon its business, assets, operation or condition, financial or otherwise.;

         5.5 CAPITAL. Dealer has capital sufficient to conduct its business, is able to pay its debts as they mature and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

         5.6 MATERIAL LITIGATION. Except as disclosed on the Schedule, Dealer has no pending, or to its knowledge threatened, litigation, actions or proceedings which would materially and adversely


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affect its business, assets, operations, condition, financial or otherwise, or the Collateral or any of FINOVA's interests therein;

         5.7 TITLE; SECURITY INTERESTS OF FINOVA. Upon purchase and taking possession thereof, Dealer will have good, indefeasible and merchantable title to the Collateral and, upon the execution and delivery of the Loan Documents, the timely filing of UCC-1 Financing Statements in the appropriate offices and the timely delivery of written notification to the Primary Lender, this Agreement and such documents shall create valid and perfected first priority liens in and to the Collateral. Except as disclosed on the Schedule, there are no liens or encumbrances with respect to any portion of the Collateral;

         5.8 RESTRICTIVE AGREEMENTS; LABOR CONTRACTS. Dealer is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, condition, financial or otherwise, or which restricts its right or ability to incur the Obligations, and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Term of this Agreement, except as disclosed to FINOVA in writing prior to the date hereof;

         5.9 LAWS. Dealer is not in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral;

         5.10 CONSENTS. Dealer has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

         5.11 DEFAULTS. Dealer is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default, if the existence of such defaults, singly or in the aggregate, would during a period of twelve (12) months, result in losses which would exceed an amount equal to or in excess of fifteen (15%) percent of the consolidated net worth of Guarantor (exclusive of CompUSANet.com) as reflected upon the most recent financial statements delivered to FINOVA hereunder;

         5.12 FINANCIAL CONDITION. The financial statements of the Dealer heretofore delivered to FINOVA fairly present Dealer's financial condition and results of operations and those of such other Persons described therein as of the date thereof in accordance with GAAP; there are no material omissions from such financial Statements or other facts or circumstances not reflected in such Financial Statements; and there has been no material and adverse change in such financial condition or operations since the dates of such financial statements, except with respect to restructuring charges relating to "Management's Restructuring Plan" (as such term is defined in the Primary Loan Agreement), or as disclosed in the Primary Loan Agreement;

         5.13 ERISA. None of Dealer, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor has Dealer or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of Dealer has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither Dealer nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Dealer and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

         5.14 TAXES. Dealer has filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

         5.15 LOCATIONS; FEDERAL TAX ID NO. Dealer's chief executive office and the offices and locations where it keeps the Collateral (except for Inventory in transit) are at the locations set forth in the Schedule, except to the extent that such locations may have been changed after notice to FINOVA in


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accordance with Section 6.10 hereof; Dealer's federal tax identification number is as shown in the Schedule;

         5.16 BUSINESS RELATIONSHIPS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Dealer and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Dealer, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Dealer or prevent Dealer from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted;

         5.17 INDEPENDENT OBLIGATIONS. This Agreement and all Advances, extensions of credit, and other financial accommodations of FINOVA to Dealer, are completely independent of Dealer's or FINOVA's arrangements with the Vendor, or any other Vendor, and neither FINOVA nor any Vendor is an agent for or acting on behalf of the other. FINOVA makes no representation with respect to any of the Financed Inventory or any materials provided by the Vendor with respect to the Financed Inventory;

         5.18 RELIANCE ON VENDOR. Dealer has relied exclusively upon the Vendor with respect to the quality, merchantability, and fitness for any particular purpose of the Financed Inventory purchased from the Vendor. Dealer has determined with the Vendor the price, quantity and other terms with respect to the sale of Financed Inventory to Dealer. Dealer has not relied, and will not rely, on any statements, promises, or representations, oral or written, made by Vendor (whether or not purported to be on FINOVA's behalf) relating to any of the Advances;

         5.19 [Intentionally omitted]

         5.20 REAFFIRMATIONS. Each request for a loan made by Dealer pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Dealer to FINOVA that there does not then exist any Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Dealer contained in this Agreement and the other Loan Documents.

6. COVENANTS. Dealer covenants, acknowledges, warrants and agrees that:

         6.1 OWNERSHIP, CONDITION AND USE OF COLLATERAL. Except for sales in the ordinary course of Dealer's business, and the junior liens of (i) the lenders under the Primary Loan Agreement, and (ii) Vendor, Dealer is and shall continue to be the owner of all of the Collateral, free and clear of all liens and encumbrances.

         6.2 ACCURATE INFORMATION. All information provided by Dealer to FINOVA in connection with each Advance is, and will be, complete and accurate in every material respect; provided, however that absent manifest error or fraud, nothing herein shall be deemed to relieve FINOVA or Dealer from their respective obligations under the Tri-Party Agreement.

         6.3 VENDOR AUTHORIZATIONS. Vendor is authorized to issue directly to FINOVA, and/or FINOVA's agents, credit memos, invoices, purchase orders, certificates of origin and other documents and information relating to Dealer's acquisition of Financed Inventory from Dealer.

         6.4 INSURANCE. Dealer shall procure and maintain theft, burglary and fire and other casualty insurance containing so-called extended coverage insurance, insuring the Collateral, all of which insurance shall be in such reasonable amounts and written by insurers and with lender's loss payee, additional insured, and other endorsements satisfactory to FINOVA, and shall be, if adjustable, adjustable by FINOVA, and payable to and for the benefit of Dealer, the Primary Lender, and FINOVA as their interests may appear. Dealer shall pay all premiums as and when due, and upon FINOVA's request, shall furnish FINOVA with evidence satisfactory to FINOVA of its payment of premiums for such policies or certificates evidencing its


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compliance with such insurance requirements. If Dealer fails to comply with this section, FINOVA may (but shall not be required to) procure such insurance and endorsements at Dealer's expense and charge the cost thereof to Dealer's Advance account as an Obligation.

         6.5 CONSENTS. Dealer has obtained or caused to be obtained or issued any required consent of a governmental agency, the Primary Lender and any other lender, or other person in connection with the financing contemplated by this Agreement. If requested by FINOVA, Dealer shall exercise commercially reasonable efforts to furnish to FINOVA waivers from the lessors, bailors and/or mortgagees of all locations where any Collateral is located.

         6.6 [INTENTIONALLY DELETED]

         6.7 LIENS. Other than the purchase money security interest in favor of FINOVA created hereby and the junior liens of (i) the lenders under the Primary Loan Agreement, and (ii) Vendor, Dealer shall not create, incur, assume or permit to exist any lien or encumbrance upon any of the Collateral, whether now owned or hereafter acquired.

         6.8 FURTHER ASSURANCES. Dealer shall do all acts and execute and deliver all writings FINOVA may at any time require to protect or enforce FINOVA's interests, rights and remedies created by, provided in or emanating from, this Agreement.

         6.9 NOTICES. Within five days of acquiring knowledge thereof, Dealer shall notify FINOVA in writing of (i) any change in any information provided by Dealer to FINOVA in connection with any of the Advances or the Loan Documents, OTHER than as outlined in the Tri-Party Agreement, (ii) any change in the location of any of the Collateral or other matter materially affecting any of the Collateral, (iii) any matter which has or may have a material adverse effect on Dealer's business, assets, operations or financial condition, (iv) any substantial loss, theft, damage, or destruction of any of the Collateral, or (v) any matter which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         6.10 REPORTING REQUIREMENTS. Dealer shall furnish FINOVA, upon request, such information and statements as FINOVA shall request from time to time regarding Dealer's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Dealer shall provide FINOVA with those reports identified in the Schedule as set forth in the Schedule.

         6.11 PRIMARY LOAN AGREEMENT. Dealer shall timely perform each and every term, condition and covenant as and when the same are to be performed under the Primary Loan Agreement. In the event that the Primary Loan Agreement shall be amended, modified or terminated, Dealer shall give FINOVA prompt, detailed written information concerning the same together with true, correct and complete copies of all written documentation evidencing the same, and within thirty (30) days of receipt of all such information, FINOVA may elect, to terminate this Agreement by providing Dealer with no less than thirty (30) days prior written notice of its intention to so terminate. If FINOVA elects to terminate this Agreement pursuant to the provisions of the preceding sentence and provided no Event of Default has occurred, FINOVA shall waive the Early Termination Fee as described in the Schedule, and other than the repayment of Advances which shall be due and payable in the ordinary course as set forth in the Schedule, all other Obligations shall become immediately due and payable in full in immediately available funds upon the effective date of such termination.

         6.12 TRI-PARTY AGREEMENT. Dealer shall timely perform each and every term, condition and covenant as and when the same are to be performed under the Tri-Party Agreement.

         6.13 FINANCIAL COVENANTS. Dealer shall comply with each and all of the financial covenants as set forth in the Primary Loan Agreement.

         6.14 COLLATERAL MAINTENANCE REQUIREMENT. Dealer shall comply with the Collateral Maintenance requirement as set forth in the Schedule.

         6.15 Y2K COMPLIANCE. Dealer shall take all action necessary to assure that there will be no material adverse change to Dealer's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after December 31, 1999. At FINOVA's request, Dealer shall provide to FINOVA assurance reasonably acceptable to FINOVA that Dealer's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

         6.16 REVOCATION OF ACCOMMODATION PARTY GUARANTY. In the event that the Accommoda-tion Party revokes, or reduces the amount of, its guaranty of the Obligations, FINOVA may, at its election, reduce the Total Facility to Fifty Million ($50,000,000) Dollars within thirty (30) days of receipt of the Accommodation party's notice to FINOVA of such termination or reduction. FINOVA will use its best efforts to obtain another guarantor or accommodation party, or participant or participants for indebtedness in excess of Fifty Million ($50,000,000) Dollars. Should FINOVA be unable to find another guarantor, accommodation party, participant or participants and should FINOVA reduce the Total Facility in the event the Accommodation party reduces its guaranty and provided no Event of Default has occurred, Dealer has the right to terminate the Total Facility within thirty (30) days of notice of reduction in the Total facility by FINOVA. FINOVA shall waive the Early Termination Fee as provided in the Schedule pursuant to the provisions of the preceding sentence, and other than the repayment of the Advances which shall be due and payable in the ordinary course as set forth in the Schedule, all other Obligations shall become immediately due and payable in full in immediately available funds upon the effective date of such termination.

7.       DEFAULTS AND REMEDIES.

7.1 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default under this Agreement:

(a) Dealer fails to pay all or any part of the Obligations within three (3) business days of written notice by FINOVA when due and payable at stated maturity, upon acceleration or otherwise;

(b) Dealer or any other Loan Party fails or neglects to perform, keep, or observe in any material respect any term, provision, condition, covenant or agreement contained in any Loan Document to which Dealer or such other Loan Party is a party, and such default continues for a period of thirty (30) days after written notice thereof has been given to Dealer by FINOVA ;

(c) An Event of Default shall have occurred under the Primary Loan Agreement, and the payment of the indebtedness thereunder shall have been accelerated;

(d) [Intentionally omitted]

(e) The value or priority of FINOVA's purchase money security interest in the Collateral is materially impaired;

(f) Any portion of Dealer's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer, the value of which assets would exceed an amount equal to or in excess of fifteen (15%) percent of the consolidated net worth of Guarantor (exclusive of CompUSANet.com) as reflected upon the most recent financial statements delivered to FINOVA hereunder, unless such action is stayed and such attachment is dismissed within thirty (30) days;

(g) Dealer shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Dealer;

(h) Any bankruptcy or other insolvency proceeding is commenced by Dealer, or any such proceeding is commenced against Dealer and remains undischarged or unstayed for sixty (60) days;

(i) Other than those with respect to the Collateral and then only to the extent permitted hereunder, any notice or notices of lien, levy or assessment, the value of which assets which would be adversely affected by such lien, levy or assessment would exceed an amount equal to or in excess of fifteen (15%) percent of the consolidated net worth of Guarantor (exclusive of CompUSANet.com) as reflected upon the most recent financial statements delivered to FINOVA hereunder;

(j) Any judgments are entered against Dealer, the value of which would exceed an amount equal to or in excess of fifteen (15%) percent of the consolidated net worth of Guarantor (exclusive of CompUSANet.com) as reflected upon the most recent financial statements delivered to FINOVA hereunder, unless each such judgment or judgments are stayed and each such judgment is dismissed within thirty (30) days of the entry thereof;

(k) Any default shall occur under any material agreement between Dealer and any third party, which results in the acceleration by such third party of any indebtedness of Dealer to such third party. For the purposes of this provision, the term "material agreement" shall mean any agreement which gives any Person the right to accelerate the indebtedness of the Dealer thereunder in an amount equal to or in excess of fifteen (15%) percent of the consolidated net worth of Guarantor (exclusive of CompUSANet.com) as reflected upon the most recent financial statements delivered to FINOVA hereunder;

(l) Any representation or warranty made or deemed to be made by Dealer or any other Loan Party in any Loan Document, or any other statement, document or report made or delivered to FINOVA in connection with the transactions contemplated thereby (including, without limitation, any representation or warranty made by a Vendor on Dealer's behalf) shall prove to have been misleading in any material respect; or

(m) The Guarantor revokes, terminates or attempts to revoke or terminate its guaranty or any security therefor, or becomes subject to any bankruptcy or other insolvency proceeding, is dissolved, liquidated, merged or reorganized (except where the Guarantor is the surviving entity), or terminated.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, FINOVA RESERVES THE RIGHT TO CEASE MAKING ANY ADVANCES OR ADVANCES IF AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING.

7.2 REMEDIES. Upon the occurrence of an Event of Default, FINOVA may, at its option and in its Permitted Discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Advances to be immediately payable in full. FINOVA shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code and upon the occurrence of an Event of Default, Dealer hereby consents to the appointment of a receiver by FINOVA in any action initiated by FINOVA pursuant to this Agreement and to the jurisdiction and venue set forth in SECTION 9.15, and Dealer waives notice and posting of a bond in connection therewith. Further, FINOVA may, at any time, take possession of the Collateral and keep it on Dealer's premises, at no cost to FINOVA, or remove any part of it to such other place(s) as FINOVA may desire, or Dealer shall, upon FINOVA's demand, at Dealer's sole cost, assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's discretion, and may, if FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Dealer agrees that FINOVA has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. FINOVA is hereby granted a license or other right to use, without charge, Dealer's trademarks, copyrights, licenses and patents or any similar property, in completing production, advertising or selling any Collateral and Dealer's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Dealer at its address set forth in the heading to this Agreement at least ten (10) days before sale or other disposition. The proceeds of sale shall be applied, first, to all reasonable attorneys fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole discretion. FINOVA shall return any excess to Dealer and Dealer shall remain liable for any deficiency to the fullest extent permitted by law. FINOVA shall also have the right to reduce the Total Facility amount, or to modify the terms and conditions upon which FINOVA is willing to consider making advances under the Total Facility.

8.       EXPENSES.

So long as any Advance remains outstanding and this Agreement remains in effect, Dealer shall promptly reimburse FINOVA for all reasonable costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration, amendment, and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees. Notwithstanding the foregoing, FINOVA acknowledges and agrees that the amount of all such costs, fees and expenses as of the date of execution hereof shall not exceed the amount of the Facility Fee as defined in the Schedule.

9.       MISCELLANEOUS.

9.1 EXAMINATION OF RECORDS; FINANCIAL REPORTING. FINOVA shall at all reasonable times have full access to and the right to examine, audit, make abstracts and copies from and inspect Dealer's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. Dealer shall furnish FINOVA, upon request and at the times specified by FINOVA in FINOVA's Permitted Discretion, such information and statements as FINOVA shall request from time to time regarding Dealer's business affairs, financial condition and the results of its operations. Failure to provide any of the requested information and statements to FINOVA at the time specified by FINOVA shall be an Event of Default. If any of the Advances are guaranteed, Dealer shall cause the Guarantor to deliver to FINOVA such information and statements as FINOVA shall request from time to time regarding Guarantor's financial condition.

9.2 TERM; TERMINATION. The term of this Agreement and the termination rights, duties and obligations of the parties are as set forth in the Schedule. Subject to the obligation of the Dealer to pay the Early Termination Fee as set forth in the Schedule (except as otherwise expressly provided herein), either FINOVA or Dealer may terminate the Total Facility at any time and for any reason upon no less than thirty (30) days prior written notice to the of other their intention to so terminate the Total Facility. Upon the effective date of termination, other than the repayment of Advances which shall be due and payable in the ordinary course as set forth in the Schedule, all other Obligations shall become immediately due and payable in full in immediately available funds

9.3 RECOURSE TO SECURITY; CERTAIN WAIVERS. All Advances shall be payable by Dealer as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. Dealer waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Dealer might otherwise be entitled.

9.4 NO WAIVER BY FINOVA. Neither FINOVA's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between FINOVA and Dealer nor any delay by FINOVA in exercising the same shall operate as a waiver. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in writing by FINOVA as herein provided. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require strict performance of this Agreement. FINOVA's rights and remedies shall be cumulative and not exclusive.

9.5 BINDING ON SUCCESSOR AND ASSIGNS. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind FINOVA's and Dealer's respective representatives, successors and assigns.

9.6 SEVERABILITY. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

9.7 AMENDMENTS; ASSIGNMENTS. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Dealer and FINOVA. Dealer may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Dealer's rights, title, interests, remedies, powers and duties hereunder or thereunder. Dealer hereby consents to FINOVA's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, FINOVA's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, FINOVA may disclose all documents and information which FINOVA now or hereafter may have relating to Dealer or Dealer's business. To the extent that FINOVA assigns its rights and obligations hereunder to a third party, FINOVA shall thereafter be released from such assigned obligations to Dealer and such assignment shall effect a novation between Dealer and such third party.

9.8 INTEGRATION. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

9.9 SURVIVAL. All of the representations and warranties of Dealer contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive any such termination.

9.10 NOTICES. Any written notice, consent or other communication provided for in this Agreement shall be delivered personally (effective upon delivery), via facsimile (effective upon confirmation of transmission), via overnight courier (effective the next business day after dispatch if instructed to deliver on next business day) or via U.S. Mail (effective 3 days after mailing, postage prepaid, first class) to each party at its address(es) and/or facsimile number(s) set forth below its signature, or to such other address as either party shall specify to the other in writing from time to time.

9.11 DISBURSEMENT. All Advances shall be made directly to the Vendor in accordance with the terms of the invoices, all as more particularly provided in the Schedule.

9.12 CAPTIONS. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

9.13 COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

9.14 TIME OF ESSENCE. Time is of the essence for the performance by Dealer under this Agreement.

9.15 GOVERNING LAW; JURISDICTION; VENUE. THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ENFORCEMENT OF THE OBLIGATIONS, SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. DEALER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA, THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. DEALER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE.

9.16 SERVICE OF PROCESS; WAIVERS. DEALER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO DEALER AT THE ADDRESS SET FORTH BELOW ITS SIGNATURE HERETO AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO DEALER'S ADDRESS. DEALER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

9.17 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND DEALER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND DEALER; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA

OR DEALER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR DEALER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have caused this Agreement to be executed as of the date first written above.

COMPUSA STORES LP
By: CompUSA GP Holdings Company,
          its sole general partner

By: /s/ J. Robert Gary
    -------------------------------------------
    J. Robert Gary, Senior Vice President

Notice address:  Attn: Mark R. Walker, General
                           Counsel
                 14951 North Dallas Parkway
                 Dallas, TX 75240

Facsimile No.:   (972) 982-4183


FINOVA CAPITAL CORPORATION

By: /s/ Patrick Smith
    -------------------------------------------
    Patrick Smith, Vice President,
    Credit  Manager

Notice Address:  FINOVA Capital Corporation
                 Attn: Portfolio Manager
                 12647 Alcosta Boulevard
                 San Ramon, CA 94583

Facsimile No.:   925-543-1818

[GRAPHIC OMITTED]



                 SCHEDULE TO SECURED WHOLESALE FINANCE AGREEMENT


DEALER:   COMPUSA STORES LP

EIN:      75-2652809

ADDRESS:  14951 NORTH DALLAS PARKWAY
          DALLAS, TX 75240

DATE:     NOVEMBER 3, 1999

This Schedule forms an integral part of the Secured Wholesale Finance Agreement between the above Dealer and FINOVA Capital Corporation ("FINOVA") dated the above date, and all references herein and therein to this "AGREEMENT" shall be deemed to refer to said Agreement and to this Schedule.

================================================================================
DEFINITIONS (SECTION 1):

         "ACCOMMODATION PARTY" means Compaq Computer Corporation, a Delaware corporation.

         "GUARANTOR" means CompUSA Inc., a Delaware corporation.

================================================================================
TOTAL FACILITY (SECTION 2.1):

         An amount not in excess of $85,000,000.

================================================================================
TERM (SECTION 9.2):

         The initial term shall commence as of the date of the Agreement and shall expire on the day immediately preceding the second annual anniversary thereof (the "Maturity Date"), unless extended or renewed by FINOVA in its Permitted Discretion prior to such Maturity Date for an additional term of one
(1) year(s). FINOVA agrees to provide Dealer with its notice of its intent to renew or extend the Loan no less than ninety (90) days prior to the applicable Maturity Date. Unless the Maturity Date is extended or renewed, other than the repayment of Advances which shall be due and payable in the ordinary course as set forth in the Tri-Party Agreement, all other Obligations are immediately due and payable to FINOVA in immediately available funds on the Maturity Date.

================================================================================

CONDITIONS PRECEDENT (SECTION 2.3):

         As conditions precedent to the initial Loan, each of the following conditions shall have been fulfilled or waived to the satisfaction of FINOVA in its Permitted Discretion:

         a.    (a)   Execution and delivery of the Loan Documents, including
                     without limitation:

               -   Secured Wholesale Finance Agreement
               -   Schedule
               -   Guaranty of CompUSA, Inc.
               -   Guaranty of Accommodation Party
               -   Tri-Party Agreement
               -   Notices by FINOVA to Senior Lender(s)
               -   InterCreditor Agreement
               -   Subordination Agreement
               -   Y2k Undertaking
               -   UCC-1 Financing Statements
               - Such other documents, instruments and agreements as FINOVA shall require

         b.    (b)   For Dealer and each guarantor not a natural person, copies of all organizational documents (Articles of Incorporation, By-Laws, Certificate of Limited Partnership, Certificate of Formation, Partnership Agreement, Operating Agreement, etc.) together with all amendments thereto to the date hereof, and copies of authorizing resolutions, certified by the secretary of Dealer and such guarantor that the same are true, correct and complete copies of the originals thereof and have not been amended or rescinded to the date hereof.

         c. Good standing and foreign qualification certificates for Dealer, Guarantor, and the Accommodation Party.

         c.    (d)   Evidence of casualty insurance in amounts at least equal
            to the Loan Facility with loss payable endorsement to FINOVA and not less than 30 days prior notice to FINOVA of cancellation or modification..

         d.    (e)   [Intentionally omitted]
         e.

         f.    (f)   With respect to the Dealer, FINOVA shall have conduced such searches of the public record as it shall deem necessary or appropriate in its permitted Discretion.


         g. (g) Opinion of Dealer's counsel as to such matters as FINOVA shall determine in its Permitted Discretion.

================================================================================

PAYMENT TERMS (SECTION 2.7)

         All Advances shall be repaid in immediately available funds in accordance with the following (each a "Payment Date"): (i) Advances be made within forty (40) days of the date of the invoice therefor. Notwithstanding the foregoing, at such time as the aggregate amount of the Obligations is (i) Seven Million Five Hundred Thousand ($7,500,000) Dollars or greater in excess of (ii) the aggregate value of the Financed Inventory (determined at the lower of cost or market as determined by the accounting methods utilized by Dealer in accordance with GAAP) in the possession of Dealer (the "COLLATERAL DEFICIT"), Dealer shall within five (5) days of FINOVA's receipt of a monthly collateral report reflecting such excess, repay in immediately available funds such portion of the Obligations as is necessary to reduce the Obligations so that upon receipt of such payment, the Collateral Deficit shall not exceed Seven Million Five Hundred Thousand ($7,500,000) Dollars (a "PAYDOWN"). To the extent that a Paydown occurs in respect of unpaid invoices which are at the time of the Paydown less than thirty (30) days from their respective dates of issue, Dealer shall be entitled to a discount of fifteen (15) basis points of the aggregate amount of such invoices.

================================================================================
INTEREST RATE AND FEES  (SECTION 3.1):


         INTEREST RATE:

              Provided that each Advance is paid on or before the respective Payment Date, such Advances shall not bear interest as long as the Vendor shall continue to support the transaction via Vendor subsidy on the non-interest bearing period. In the event that the subsidy provided by the Vendor to support the transaction is reduced or increased, FINOVA shall have the right to fully and completely pass through to Dealer any and all such additional costs or savings. Any decrease in terms or increase in costs to the Dealer as a result of Vendor support changes shall enable the dealer to terminate the Agreement. Dealer will be responsible for the lesser of: (i) the pro-rata share of the Early Termination Fee (as hereinafter defined) for such year (i.e. the product of the Early Termination Fee for such year times a fraction, the numerator of which is the total number of days remaining in such year and the denominator of which is 360; or (ii) Fifty (50%) Percent of the Early Termination Fee for such year. Any payment received after the respective Payment Date shall bear interest at a rate equal to three (3) percent per annum in excess of the Base Rate from the date such Advance was made.

         AMOUNT OF FEES:

              FACILITY FEE. As a condition precedent to Closing, Dealer shall pay to FINOVA in immediately available funds a Facility Fee in an amount equal to One Hundred Seventy Thousand ($170,000) Dollars ("FACILITY FEE"). The Facility Fee shall be deemed fully earned and non-refundable at the time when due; provided, however that this fee shall be credited by FINOVA against any of FINOVA's documented reasonable legal fees and other reasonable out-of-pocket expenses.

              EARLY TERMINATION FEE. Either FINOVA or Dealer may terminate the Total Facility at any time and for any reason upon no less than thirty (30) days prior written notice to the of other their intention to so terminate the Total Facility; provided, however that if the Total Facility is so terminated, Dealer agrees to compensate FINOVA for FINOVA's expenses and loss of anticipated profits in accordance with the following: (i) an amount equal to One-Half of One (0.005%) Percent of the Total Facility amount if terminated prior to the first anniversary of the Closing Date; or
              (ii) an amount equal to One Tenth of One (0.001%) Percent, if terminated after the first anniversary of the Closing Date, but prior to the end of the eighteenth month following the Closing Date (each an "EARLY TERMINATION FEE").

================================================================================

REPRESENTATIONS (SECTION 5):

         STATE OF ORGANIZATION (Section 5.1): Texas


         STATES QUALIFIED TO DO BUSINESS (Section 5.1):


                See, Exhibit 5.1.


         DEALER'S NAMES (Sections 5.2):

                Prior Corporate Names:

                Fictitious Names:

         LITIGATION (Section 5.6):

                See Exhibit 5.6 attached

         LIENS (Section 5.7):

                See Exhibit 5.7 attached

         LOCATIONS OF COLLATERAL (Section 5.15):

                See Exhibit 5.15 attached

         CHIEF EXECUTIVE OFFICE (Section 5.15): 14951 North Dallas Parkway, Dallas, TX 75240

         AFFIRMATIVE COVENANTS  (SECTION 6):
================================================================================

         REPORTING REQUIREMENTS (Section 6.11)

         Dealer shall furnish FINOVA, upon request, such information and statements as FINOVA shall request from time to time regarding Dealer's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Dealer shall provide FINOVA with:

         (i) within twenty (20) days after the end of each fiscal period perpetual inventory reports for all inventory (separately identifying the Financed Inventory, and the location of all inventory and the Financed Inventory individually) determined at the lower of cost or market as determined by the accounting methods utilized by Dealer in accordance with GAAP;

         (ii) within twenty (20) days after the end of each fiscal period of each fiscal year (except for any fiscal period that is the last fiscal period of a fiscal quarter), internally prepared consolidated balance sheet of Parent and its consolidated subsidiaries as of the end of such fiscal period and the related consolidated statements of operations for such fiscal period and for the elapsed portion of the year ended with the last day of such fiscal period and a consolidated statement of cash flows for the elapsed portion of the year ended. With the last day of such fiscal period all prepared in accordance with GAAP.

         (iii) within forty-five (45) days of the end of each of the first three fiscal quarters of Dealer, Form 10Q of CompUSA Inc., as filed with the Securities and Exchange Commission;

         (iv) within ninety (90) days of the end of fiscal year, Form 10K of CompUSA Inc., as filed with the Securities and Exchange Commission;

         (v) no later than the end of the first quarter of each fiscal quarter of each fiscal year, submit Annual Projections by fiscal quarter with respect to such fiscal year; and

         (vi) as and when required to be submitted to the Primary Lender under the Primary Loan Agreement, true, correct, complete and originally executed copies of any borrowing base certificate, compliance certificates, and other similar certifications as required thereunder, showing Dealer's compliance with each of the financial covenants set forth in the Primary Loan Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default thereunder.


         FINANCIAL COVENANT (Section 6.13):

              Dealer shall comply with all financial covenants required under the Primary Loan Agreement.

         COLLATERAL MAINTENANCE REQUIREMENT.

              The Collateral Deficit shall at no time exceed Seven Million Five Hundred Thousand ($7,500,000) Dollars; provided, however that if Dealer's borrowing availability from Dealer's Primary Lender under the Primary Loan Agreement is less than One Hundred Seventy-Five Million ($175,000,000) Dollars, no Collateral Deficit shall be permitted to exist. In the event that the Dealer's Primary Loan Agreement is replaced, amended or modified, FINOVA and the Dealer agree to enter into negotiations with the desired objective that such provisions be adjusted or otherwise modified to fairly take into account any such change. If no agreement can be reached either party reserves their right to terminate the Agreement.

================================================================================

DISBURSEMENT (SECTION 9.11):

              All Advances to be made hereunder shall be made for the account of Dealer directly to Compaq Computer Corporation in accordance with the payment terms of the invoices submitted to FINOVA to Dealer.



EXECUTED UNDER SEAL BY:

DEALER:                                            FINOVA:
COMPUSA STORES LP                                  FINOVA CAPITAL
BY: COMPUSA GP HOLDINGS COMPANY,                   CORPORATION
          ITS SOLE GENERAL PARTNER
                                                   BY: /s/ PATRICK SMITH
BY:         /s/ J. ROBERT GARY                        ----------------------------------
    -------------------------------------          (SEAL)
    J. ROBERT GARY, SENIOR VICE PRESIDENT          TITLE: PATRICK SMITH, VICE PRESIDENT,
                                                                CREDIT MANAGER

         STATE OF  TEXAS

         COUNTY OF DALLAS



         THE FOREGOING SCHEDULE TO SECURED WHOLESALE FINANCE AGREEMENT WAS ACKNOWLEDGED BEFORE ME THIS 3RD DAY OF NOVEMBER, 1999, BY COMPUSA GP HOLDINGS COMPANY, A DELAWARE BUSINESS TRUST, THE SOLE GENERAL PARTNER OF COMPUSA STORES LP, A TEXAS LIMITED PARTNERSHIP, ON BEHALF OF SUCH PARTNERSHIP.

                           MELISSA VANCE

                           TITLE OR RANK:
                                         ---------------
                           SERIAL NUMBER, IF ANY:
                                                 -------

                              CORPORATE GUARANTY


TO:  FINOVA Capital Corporation
     Attn: Portfolio Manager
     12647 Alcosta Boulevard
     San Ramon, CA 94583

          1.   IDENTIFICATION.

               This Guaranty is made by each of the undersigned, jointly and severally if more than one, in your favor, in order to induce you to enter into one or more notes, loan agreements and/or security agreements (herein, the "Agreements"), with COMPUSA STORES L.P. (herein, the "Debtor"), or to otherwise extend or continue financial accommodations in favor of the Debtor or to acquire obligations or indebtedness owing by the Debtor.

          2.   GUARANTY OBLIGATION.

               (a) We unconditionally guarantee to you and undertake the obligations of a surety with respect to the following described obligations and liabilities of the Debtor (herein, the "Debtor's Liabilities"):

                    (i) The prompt payment in full of any and all now existing or hereafter arising indebtedness or obligations of the Debtor to you of every kind or nature, whether acquired by you by negotiation, assignment or otherwise, and whether direct or indirect, absolute on contingent, matured or unmatured, or otherwise, and including without limitation all advances and other loans now or at any time hereafter made by you to the Debtor under or secured by the Agreements, or otherwise. WITHOUT LIMITATION, THE FOREGOING GUARANTY SHALL EXTEND TO ANY OBLIGATIONS WHICH THE DEBTOR MAY INCUR TO YOU UNDER ANY AGREEMENT OR BY REASON OF ANY OTHER FINANCIAL ACCOMMODATION BETWEEN YOU AND THE DEBTOR MADE AFTER THE DATE HEREOF WHETHER OR NOT PRESENTLY CONTEMPLATED. WE ACKNOWLEDGE THAT IT IS OUR RESPONSIBILITY TO OBTAIN FROM TIME-TO-TIME DIRECTLY FROM THE DEBTOR SUCH INFORMATION AS WE MAY REQUIRE CONCERNING THE OBLIGATIONS AND INDEBTEDNESS GUARANTEED HEREBY, WHICH RESPONSIBILITY IS REASONABLE IN LIGHT OF OUR RELATIONSHIP WITH THE DEBTOR; and

                    (ii) The prompt, full and faithful performance and discharge by the Debtor of each and every term, condition, agreement, representation, warranty and provision on the part of the Debtor contained in any of the Agreements or in any modification, amendment or substitution thereof or in any other document or instrument evidencing or securing any obligation or indebtedness of the Debtor to you.

               (b) We shall, on your demand, reimburse you for all expenses, collection charges, court costs and attorneys' fees incurred by you in endeavoring to collect Debtor's Liabilities, and to enforce, protect or defend any of your rights and remedies against us and/or the Debtor or against any other person or entity primarily or secondarily liable for the obligations and indebtedness guaranteed hereby (herein, an "Obligor"), or against or with respect to any property, real or personal, now or hereafter granted to or obtained by you as security for Debtor's Liabilities or for our liabilities and obligations to you hereunder or for those of any Obligor (herein, "Secured Property"), together with interest thereon until reimbursed at a rate equal to three (3) percent above the rate of interest payable on the Debtor's Liabilities guaranteed hereby (or the highest rate permitted by law) of the amount due by us to you.

          3.   LIABILITY ABSOLUTE; WAIVERS.

               (a) We shall pay all of the foregoing amounts and perform all of the foregoing terms, covenants and conditions notwithstanding that any part or all of the Agreements or other documents or instruments evidencing the Debtor's Liabilities, or any financial accommodation for or transaction with the Debtor, shall be invalid, void, voidable or otherwise unenforceable, in whole or in part, as against the Debtor, any property of the Debtor, or any of Debtor's creditors, including a trustee in bankruptcy of Debtor or Debtor as a debtor-in-possession, including without limitation by reason of any theory or provision of law or equity, statutory or otherwise, relating to consideration, or the lack thereof, or to any alleged fraudulent, preferential or other improper transfer or conveyance, and including further, without limitation, by reason of failure by any person, including yourself, to file any document or take any other action to make any of your rights against the Debtor, any other Obligor or any property, pursuant to the Agreements or otherwise, enforceable in accordance with their respective terms.

               (b) You shall have the right from time to time, and at any time, without notice to or consent from us, and without affecting, impairing or discharging, in whole or in part, our obligations to you hereunder, to enter into agreements with the Debtor or any other Obligor to modify, change or supplement, in any respect whatsoever, any evidence of indebtedness, or any agreement or transaction between you and the Debtor or between you and any other Obligor, or any portion or provision of any thereof; to grant extensions of time and other indulgences of any kind to the Debtor or other Obligor; to compromise, release, substitute, exercise, enforce, or fail or refuse to exercise or enforce any claims, rights or remedies of any kind which you may have, at any time, against the Debtor or any other Obligor, or any portion thereof, or with respect to any Secured Property; and to release, substitute or surrender and to enforce, collect or liquidate any security of any kind held by you at any time, and all of the foregoing whether done negligently, willfully or otherwise.

               (c) Our obligations to you shall not be affected, impaired or discharged, in whole or in part, by reason of your failure to obtain, in the first instance, rights against any person or entity, including without limitation, the Debtor, or in or with respect to any property, or to protect, perfect, continue or maintain any such rights.

               (d) We waive notice of acceptance hereof and all notices and demands of any kind to which we may otherwise be entitled including, without limitation, all demands of payment and notice of nonpayment, protest and dishonor, to us or to the Debtor, or to the makers or endorsers of any notes or other instruments for which we are or may be liable hereunder, and further waive notice of any adverse change in the Debtor's financial condition, the value of any Secured Property, or any other fact which might materially increase our risk to you hereunder.

               (e) We waive any right to require you to, prior to proceeding against us hereunder: (i) proceed against Debtor and/or any other Obligor; (ii) proceed against or exhaust any Secured Property; or (iii) pursue any other remedy which you may have.

          4.   PRIMARY NATURE OF OBLIGATIONS; NO SET-OFF.

               Our liability to you hereunder is primary, absolute, unconditional, continuing, direct and independent of the obligations of the Debtor. Nothing shall discharge or satisfy our liability hereunder except the full performance and payment of all of the Debtor's Liabilities. In the event that all of Debtor's Liabilities shall have at any time been paid and performed in full, this Guaranty and our obligations hereunder shall nevertheless remain in full force and effect and be operative with respect to Debtor's Liabilities incurred or arising at any time to times thereafter. We shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to the Debtor and/or any property of the Debtor, unless and until all of Debtor's Liabilities have been paid and performed in full. Our liability to you hereunder shall not be subject to set-off, counterclaim, crossclaim or defense arising out of or by virtue of any claim or right which we may at any time have against the Debtor or other Obligor, or which we may at any time have against you in connection with this or any other transaction with or acquired by you.

          5.   CONTINUING NATURE OF GUARANTY.


                                         (2)

               Our obligations under the Guaranty shall be continuing. This instrument shall continue in full force and effect until our obligations to you are terminated by the actual receipt by you of written notice from us of such termination. Such termination shall be applicable only to such of Debtor's Liabilities as have their inception thereafter. Specifically, without limitation, we shall, after and notwithstanding such termination, remain obligated to you under the term hereof for: (i) all of Debtor's Liabilities incurred prior to your actual receipt of such notice of termination, including interest or other finance charges at any time theretofore accrued or thereafter accruing or payable thereon; (ii) all of your costs and expenses, including attorneys' fees, at any time incurred in connection with your enforcement and collection of Debtor's Liabilities incurred prior to your actual receipt of such notice of termination; (iii) Debtor's Liabilities incurred subsequent to your actual receipt of such notice of termination pursuant to any perceived or actual commitment made on your part prior to such notice of termination, arising out of any course of dealing or other perceived or actual legal or other requirement obligating or committing you to make advances, loans or other financial accommodations giving rise to such Debtor's Liabilities; and (iv) advances at any time made by you to protect your interests under or in connection with Debtor's Liabilities incurred prior to you actual receipt of such notice of termination. We acknowledge that, upon such termination, you will have absolutely no further obligation to consider any further requests for loans or other extensions of credit or financial accommodations for the Debtor.

          6.   SECURITY FOR GUARANTY.

               All sums at any time to our credit and any of our present and future property at any time in your possession shall be deemed held by you as security for any and all of our obligations to you hereunder.

          7.   SUBORDINATION.

               Any and all present and future indebtedness and obligations of the Debtor to us are hereby agreed to be postponed in your favor. Upon written notice given by you to us, which you may give at any time whether or not the Debtor is in default to you, we will refrain from accepting any payments on account of such indebtedness tendered by the Debtor or any other Obligor thereon, or realized from any security therefor, and any amounts received by us in violation of the foregoing shall be held by us upon an express trust for your benefit and turned over to you upon demand. Until such notice, we will accept only such payments which are in the nature of regularly scheduled payments made pursuant to periodic reductions required by the terms of the documents evidencing such indebtedness, and shall not accept any prepayment thereof, whether on default, on demand under any demand instrument, or otherwise. We represent to you that all such indebtedness owing to us is, and agree that it shall remain, and any future indebtedness shall be unsecured.

          8.   NO WAIVER.

               No failure, omission or delay on your part in exercising any rights hereunder or under the Agreements or with respect to Debtor's Liabilities, either against the Debtor or any other Obligor, or any Secured Property, shall operate as a waiver of such rights or shall, in any manner, prejudice your rights against us hereunder or otherwise.

          9.   CUMULATIVE REMEDIES.

               All of your rights and remedies under the Agreements, this Guaranty and under any other document or instrument evidencing or securing Debtor's Liabilities are separate and cumulative and may be pursued separately, successively or concurrently, are non-exclusive and the exercise of any one or more of them shall in no way limit or prejudice any other legal or equitable right, remedy or recourse to which you may be entitled. This Guaranty shall be deemed to be in addition to, and not in lieu of, any prior suretyship or guaranty delivered by us to you, and any suretyship or guaranty at any time hereafter delivered by us to you shall be deemed to be in addition to, and not in lieu of, this Guaranty.

          10.  APPLICATION OF FUNDS.


                                         (3)

               Any payment made by us hereunder, or by the Debtor or any other Obligor, and any proceeds realized by you from any Secured Property, may be applied by you to any of Debtor's Liabilities in any order which you may determine, notwithstanding any designation by us, the Debtor or other Obligor to the contrary. To the extent that the Debtor has at any time any liabilities or obligations to you for which we are not obligated to you under the terms of this Guaranty, any payments received by you from Debtor or any other Obligor, or proceeds realized by you from any security, and regardless of any designation by any person or entity to the contrary, may be applied by you to such other liabilities and obligations prior to your applying any amounts to Debtor's Liabilities for which we are obligated to you hereunder.

          11.  MODIFICATIONS.

               No provision thereof shall be modified or limited, except by a written agreement expressly referring hereto and to the provision so modified or limited, and signed by us and you.

          12.  MERGER.

               This writing is intended as a final, complete and exclusive expression of our agreement with you relative to the subject matter hereof. No course of prior dealing between you and us, no usage of the trade, and no parole or extrinsic evidence of any nature, shall be used or be relevant to supplement or explain or modify and term used in this Guaranty.

          13.  SEVERABILITY.

               In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          14.  NOTICES.

               We agree that any notice or demand upon us shall be deemed to be sufficiently given or served if it is in writing and is personally served, or in lieu of personal service is mailed by first class certified mail, postage prepaid, addressed to us at the address set forth below. Any notice or demand so mailed shall be deemed received on the date of actual receipt or the first business day following mailing, whichever first occurs.

          15.  JUDGMENT INTEREST.

               Any judgment entered against us hereunder shall, to the extent permitted by applicable law, bear interest at the highest rate applicable to the Debtor's Liabilities guaranteed hereby.

          16.  GOVERNING LAW.

               THIS INSTRUMENT SHALL FOR ALL PURPOSES BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAW RULES) OF THE STATE OF ARIZONA. WE HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA, THE STATE OF ARIZONA OR, AT YOUR SOLE OPTION, IN ANY OTHER COURT IN WHICH YOU SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. WE HEREBY IRREVOCABLY WAIVE ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE.

          17.  WAIVER OF JURY TRIAL.


                                         (4)

               AS AN INDEPENDENT COVENANT, WE IRREVOCABLY WAIVE JURY TRIAL AND THE RIGHT THERETO IN ANY AND ALL ACTIONS BETWEEN US, WHETHER UNDER THIS AGREEMENT OR OTHERWISE.

          18.  SUCCESSORS AND ASSIGNS.

               This Guaranty shall inure to the benefit of your successors and assigns and shall be binding on our successors and assigns.

          19.  GENDER; JOINT AND SEVERAL LIABILITY.

               If there be more than one person or entity signing this Guaranty, each of us will be jointly and severally obligated to you hereunder, and the terms "we", "us" or "our" as used herein shall refer to each of us jointly and severally. If less than all persons or entities who were intended to sign this Guaranty do so, the same shall nevertheless be binding upon those who do sign.

          IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned has duly executed this Guaranty as of this 3rd day of November, 1999.


                              CompUSA Inc., a Delaware Corporation



                              By:  /s/ J. Robert Gary
                                   ----------------------------------------
                                 J. Robert Gary, Senior Vice President


                              Attest: [Blank in original]


                              [Corporate Seal]


                              Address:  Attn: Mark R. Walker, General
                                          Counsel
                                      14951 North Dallas Parkway
                                      Dallas, TX  75240


                                         (5)